UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________
Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2015
_____________________________________________________________
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________________________

Ohio (State or other jurisdiction of incorporation)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On October 20, 2015, in connection with Forest City Enterprises, Inc.’s (the “Company”) anticipated conversion to real estate investment trust status commencing with the taxable year ending December 31, 2016 (the “REIT Conversion”), the Company’s shareholders approved an Agreement and Plan of Merger, dated as of September 15, 2015 (the “Merger Agreement”), by and among the Company, Forest City Realty Trust, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company (the “REIT”), FCILP, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the REIT (“FCILP”), and FCE Merger Sub, Inc., an Ohio corporation wholly owned in the aggregate by the REIT and FCILP (the “Merger Subsidiary”), whereby the Merger Subsidiary will be merged with and into the Company with the Company surviving as a wholly-owned subsidiary of the REIT owned directly and through the REIT’s interest in FCILP; the Company expects that the effective date of this merger will be on or about December 31, 2015 (the “Merger”). On November 18, 2015, the board of directors of the Company and the REIT approved multiple actions related to the REIT Conversion, as more fully set forth below.

Item 1.01     Entry into a Material Definitive Agreement.

Credit Facility

On November 17, 2015, the Company entered into a Credit Agreement with Bank of America, N.A. (“Bank of America”), as Administrative Agent, Bank of America and PNC Bank, National Association (“PNC”) as Swing Line Lenders and L/C Issuers, PNC as Syndication Agent, Citibank N.A., KeyBank National Association and The Bank of New York Mellon, as Co-Documentation Agents, and the various lenders from time to time party thereto (the “Credit Agreement”) in order to refinance certain indebtedness described below in Item 1.02 and for general corporate purposes. Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC served as Joint Lead Arrangers and Joint Bookrunners. All amounts borrowed under the Credit Agreement are guaranteed by certain wholly-owned subsidiaries of the Company, and will also be guaranteed by the REIT following the expected REIT Conversion as described on the REIT’s Registration Statement on Form S-4 initially filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2015.

The Credit Agreement provides for a $500.0 million senior unsecured revolving credit facility (the “Facility”) and includes the option to increase the revolving loan commitments to up to $750.0 million subject to satisfaction of certain conditions contained in the Credit Agreement. In addition, the Credit Agreement provides for a $150.0 million letter of credit sublimit and a $50.0 million swingline sublimit. The Facility has an initial maturity date of November 17, 2019, which may be extended at the option of the Company for two additional six month periods, subject to customary closing conditions, pursuant to the terms of the Credit Agreement (the “Maturity Date”). Borrowings under the Credit Agreement are required to be repaid on the Maturity Date.

Borrowings under the Facility bear interest at the applicable margin plus the applicable base rate or Eurodollar rate. The applicable margins, as of the closing date, are based on the Company’s maximum total leverage ratio, calculated as a ratio of total consolidated indebtedness to total asset value. The applicable margin ranges from 1.85% to 1.15% for Eurodollar rate loans and 0.85% to 0.15% for base rate loans. Upon the REIT obtaining an investment grade credit rating, established by certain debt rating agencies for the Company’s long term, senior, unsecured non-credit enhanced debt (the “Debt Ratings”), the applicable margin will, at the election of the Company, be based on the REIT’s then-current Debt Ratings.

The Company is subject to certain financial maintenance covenants under the Credit Agreement, including: (a) a maximum total leverage ratio of 65% on or prior to December 31, 2017 and 60% subsequent to December 31, 2017, (b) a maximum secured leverage ratio of 55% on or after March 31, 2016 and prior to January 1, 2019, and 50% subsequent to December 31, 2018, (c) a maximum secured recourse leverage ratio of 15% on or after March 31, 2016, (d) a minimum fixed charge coverage ratio of 1.50 to 1.00 on or after March 31, 2016, (e) a maximum unsecured leverage ratio of 60% on or after March 31, 2016 and (f) a minimum unencumbered interest coverage ratio of 1.50 to 1.00 on or after March 31, 2016 and prior to January 1, 2018, and 1.75 to 1.00 subsequent tot December 31, 2017.

The Credit Agreement also contains customary events of default provisions, including failure to pay indebtedness, breaches of covenants and bankruptcy or other insolvency events, which could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Credit Agreement, as well as customary representations and warranties and affirmative and negative covenants.

The foregoing description of the Credit Agreement is not and does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

On November 19, 2015, the Company issued a press release announcing the entry into the Credit Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Supplemental Indentures

On November 20, 2015, the Company, the REIT and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), entered into the following supplemental indentures (each a “Supplemental Indenture”, and collectively, the “Supplemental Indentures”):

•
Second Supplemental Indenture to the Indenture dated as of October 26, 2009, with respect to the Company’s 5.00% Convertible Senior Notes due 2016 (the “5.00% Notes”), effecting, as of December 31, 2015, the REIT’s assumption of all of the Company’s obligations with respect to the 5.00% Notes.

•
Second Supplemental Indenture to the Indenture dated as of July 19, 2011, with respect to the Company’s 4.25% Convertible Senior Notes due 2018 (the “4.25% Notes”), effecting, as of December 31, 2015, the REIT’s assumption of all of the Company’s obligations with respect to the 4.25% Notes.

•
First Supplemental Indenture to the Indenture dated as of July 19, 2013, with respect to the Company’s 3.625% Convertible Senior Notes due 2020 (the “3.625% Notes”), effecting, as of December 31, 2015, the REIT’s assumption of all of the Company’s obligations with respect to the 3.625% Notes.

The foregoing summary of the Supplemental Indentures does not purport to be complete, and is qualified in its entirety by reference to the Supplemental Indentures, which are included as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Effective November 17, 2015 and in connection with the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, the Company terminated its then-existing credit agreement, dated as of February 21, 2013, among Forest City Rental Properties Corporation, a wholly-owned subsidiary of the Company, as borrower, KeyBank National Association as administrative agent, PNC Bank, National Association as syndication agent, Bank of America, National Association as documentation agent, and the various banks party thereto (the “Existing Credit Agreement”), and the related $500 million revolving commitments thereunder and the then-existing guaranty of payment of debt, dated as of February 21, 2013, entered into by the Company for the benefit of KeyBank National Association, PNC Bank National Association, Bank of America, N.A., and the various banks party thereto. In connection with such termination, the Company repaid all amounts due and outstanding under the Existing Credit Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The current executive officers of the REIT, including David J. LaRue, President and Chief Executive Officer (Principal Executive Officer), Robert G. O’Brien, Executive Vice President and Chief Financial Officer (Principal Financial Officer), Charles D. Obert, Senior Vice President-Corporate Controller and Chief Accounting Officer (Principal Accounting Officer) will remain executive officers of the REIT following the Merger. In addition, Duane F. Bishop will serve as Executive Vice President and Chief Operating Officer (Principal Operating Officer) of the REIT, effective on January 1, 2016.

(d) The directors of the Company immediately prior to the effective time of the Merger will be the directors of the REIT following the Merger. The REIT’s directors will be subject to re-election at the REIT’s 2016 annual meeting of shareholders. In addition, following the Merger, the Company’s standing committees of the board (Audit, Compensation and Corporate Governance and Nominating) immediately prior to the effective time of the Merger will be the same standing committees of the REIT board, and the membership of each committee will remain unchanged.

(e)

Indemnification Agreements

On November 18, 2015, the board of directors of the REIT approved the form of indemnification agreement attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated into this Item 5.02 by reference. On the same date, the REIT entered into indemnification agreements with the directors and certain executive officers of the REIT, which provide for indemnification to such directors and executive officers to the fullest extent as permitted by law.

Employment Agreements and Death Benefit Agreements

On November 18, 2015, employment agreements were entered into by and between Forest City Employer, LLC, a Delaware limited liability company and subsidiary of the REIT (“FCE EmployerCo”), as employer, the REIT, as guarantor of FCE EmployerCo’s performance thereunder, and certain executive officers of the REIT, including David J. LaRue, Robert G. O’Brien, James A. Ratner, Executive Vice President-Development, and Ronald A. Ratner, Executive Vice President-Development (collectively, the “Employment Agreements”). The Employment Agreements become effective as of January 1, 2016 and will replace and supersede the employment agreements between such persons and the Company on that date.

The Employment Agreements and Death Benefit Agreements, as described and defined below, contain terms substantially similar to the existing employment agreements and death benefit agreements by and between the aforementioned executive officers and the Company. The terms of the Employment Agreements are described below.

Employment Agreements and Death Benefit Agreements with David J. LaRue and Robert G. O’Brien

Each of the Employment Agreements with David J. LaRue and Robert G. O’Brien is effective for a period of one year from January 1, 2016 and will continue for additional one-year periods until termination by FCE EmployerCo or the officer in accordance with the conditions designated in the Employment Agreement (including by death, disability, by the Company with or without cause, by the officer with or without good reason, or upon non-renewal of the then current employment term).

Under their Employment Agreements, Messrs. LaRue and O’Brien will receive initial base salaries of $675,000 and $566,500, respectively, subject to adjustments based upon the performance of the REIT, FCE EmployerCo and their affiliates (the “Forest City Group”), as well as industry standards. Messrs. LaRue and O’Brien remain eligible to participate in the executive versions of the short-term incentive plan (“STIP”) and the long-term incentive plan (“LTIP”) in accordance with the terms established by the board of directors or the compensation committee of the REIT.

Subject to certain limitations contained in their Employment Agreements, Messrs. LaRue and O’Brien will be eligible for severance payments and benefits upon termination. Following termination, each officer generally will be entitled to:

•The earned and unpaid portions of his annual base salary, incentive compensation under the STIP and LTIP for the last completed performance period prior to termination, and accrued and unused paid-time-off through the date of termination; and

•Any other amounts or benefits required to be paid, provided or which he is eligible to receive.

Furthermore, subject to the conditions set forth in their Employment Agreements, including the requirement to release all claims against the Forest City Group, following a termination due to disability, by FCE EmployerCo other than for cause or by the officer for good reason, Messrs. LaRue and O’Brien each generally will be entitled to:

•Two times the sum of (i) his then current annual base salary, (ii) the average of the annual incentives payable to him under the STIP for the previous three full fiscal years prior to the date of termination, (iii) an amount equal to 12 monthly long-term care premiums based on the level of coverage in effect for him immediately prior to the date of termination, and (iv) an amount equal to his annual health care subsidy payment as in effect immediately prior to the date of termination;

•The annual incentive that would have been payable to him under the STIP for the fiscal year during which his termination occurs, prorated through the date of termination and determined based on actual performance during the entire fiscal year;

•In the event termination occurs in the second half of a performance period under the LTIP, the long-term cash incentives and performance shares that would have been payable to him under the LTIP at the expiration of that performance period (determined based on actual performance during the entire performance period), prorated through the date of termination; and

•Accelerated vesting of any outstanding and unvested restricted shares, restricted share units and stock options held by him (excluding equity awards of which the number of shares earned depends upon performance), with any vested stock options remaining outstanding for the remainder of their term.

The Employment Agreements with Messrs. LaRue and O’Brien generally define “cause” for termination of employment as: (i) the officer’s conviction of (or guilty plea or plea of nolo contendere to) any felony or any other crime involving dishonesty with respect to the Forest City Group; or (ii) the officer’s material breach of (a) the Code of Legal and Ethical Conduct or other written Forest City Group policy, (b) his obligations under the Employment Agreement, or (c) any laws material to the conduct of the Forest City Group’s business.

Under the Employment Agreements with Messrs. LaRue and O’Brien, “good reason” generally means: (i) a material reduction in duties or responsibilities (including any change in officer status); (ii) a material reduction (defined as a reduction of more than 10% during the term of the Employment Agreement) of the officer’s base salary, target STIP or LTIP opportunity or total direct compensation opportunity; (iii) a material change (by more than 50 miles) in the geographic location of the officer’s principal work location; or (iv) a material breach of the agreement by FCE EmployerCo or the REIT.

Pursuant to their Employment Agreements, David J. LaRue and Robert G. O’Brien have agreed to certain non-solicitation and non-competition provisions applicable during the term of employment with FCE EmployerCo and for a two-year period thereafter. In addition, the Employment Agreements with Messrs. LaRue and O’Brien contain customary non-disparagement and confidentiality provisions applicable during and after the respective terms of their employment with FCE EmployerCo.

In addition, on November 18, 2015, death benefit agreements were entered into by and between FCE EmployerCo, as employer and provider of the benefits thereunder, the REIT, as guarantor of FCE EmployerCo’s performance thereunder, and each of David J. LaRue and Robert G. O’Brien (collectively, the “Death Benefit Agreements”). Each Death Benefit Agreement provides that if the executive dies while employed by FCE EmployerCo, FCE EmployerCo will pay a death benefit to his designated beneficiary (or estate). The death benefit will be paid, in quarterly installments, for five years after the executive’s death, and the amount of the death benefit payable for each such year will equal the executive’s annual salary at the time of death. The Death Benefit Agreements become effective as of January 1, 2016 and will replace and supersede the death benefit agreements between such persons and the Company on that date.

Employment Agreements with James A. Ratner and Ronald A. Ratner

Each of the Employment Agreements with James A. Ratner and Ronald A. Ratner is effective for a period of one year from January 1, 2016 and will continue for additional one-year periods until termination in accordance with the conditions designated in the Employment Agreement (including by death, by mutual consent, by FCE EmployerCo on account of conduct by the officer that injures the Forest City Group’s business, or upon non-renewal of the then current employment term). The Employment Agreements for James A. Ratner and Ronald A. Ratner provide for a minimum base salary of $500,000 and death benefits equivalent to those provided under the Death Benefit Agreements described above (base salary continuation for a period of five years after death while employed by FCE EmployerCo). In addition, each of the Employment Agreements with James A. Ratner and Ronald A. Ratner contains a non-compete provision.

The Employment Agreements and Death Benefit Agreements are attached to this Current Report on Form 8-K as Exhibits 10.3 through 10.8 and are incorporated into this Item 5.02 by reference.

Assignment and Assumption of Equity, Deferred Compensation and Cash Incentive Plans and Awards

In connection with the Merger, on November 20, 2015, the REIT and the Company entered into an assignment and assumption agreement, pursuant to which, effective at 11:59 on December 31, 2015, the Company will assign to the REIT, and the REIT will assume all equity compensation plans sponsored and maintained by Company, including all related award agreements, and all obligations of the Company thereunder, including the 1994 Stock Plan (as amended and restated as of March 17, 2013 and further amended on December 17, 2013), the 2005 Deferred Compensation Plan for Nonemployee Directors (as amended and restated effective January 1, 2008) (the “2005 Nonemployee Director Plan”), and the Deferred Compensation Plan for Nonemployee Directors (the “Nonemployee Director Plan”) (collectively, the “Equity Plans”), as well as the Employee Stock Purchase Plan for the Company’s employees and the Dividend Reinvestment and Stock Purchase Plan for the Company’s shareholders. The amendments to the plans and award agreements reflect the REIT’s assumption of such plans and agreements and the obligations thereunder and the substitution of shares of REIT Class A Common Stock, par value $0.01 per share (“REIT Class A Common Stock”), for shares of Company Class A Common Stock, par value $0.33 1/3 per share (“Company Class A Common Stock”).

In addition, on November 20, 2015, FCE EmployerCo and the Company entered into an assignment and assumption agreement, pursuant to which, effective at 11:59 on December 31, 2015, the Company will assign to FCE EmployerCo, and FCE EmployerCo will assume all nonqualified deferred compensation plans sponsored and maintained by the Company, including the Deferred Compensation Plan for Executives, the 2005 Deferred Compensation Plan for Executives and the Unfunded Nonqualified Supplemental Retirement Plan for Executives (collectively, the “Deferred Compensation Plans”), all cash-based incentive plans sponsored and maintained by the Company, including the Executive Short-Term Incentive Plan, the Executive Long-Term Incentive Plan, the Senior Management Short-Term Incentive Plan and the Senior Management Long-Term Incentive Plan (collectively, the “Cash Incentive Plans”), and the Company’s 401(k) Employee Savings Plan & Plan (the “401(k) Plan”).

The assignment and assumption agreements and the amended and restated Equity Plans, Deferred Compensation Plans and Cash Incentive Plans, including the forms of the related award agreements, as applicable, and an amendment to the 401(k) Plan are included with this Current Report on Form 8-K as Exhibits 10.9 through 10.24, and are incorporated into this Item 5.02 by reference.

All descriptions in this Current Report on Form 8-K are not complete and are qualified in their entirety by reference to the full text of the exhibits attached hereto.

Forward-Looking Statements

This communication contains forward-looking statements, including the statements regarding the REIT Conversion. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, the inability to complete the REIT Conversion in a timely manner, the inability to complete the REIT Conversion due to the failure to satisfy any conditions to completion of the REIT Conversion, including receipt of required third-party consents, the failure of the REIT Conversion to close for any other reason, the effect of the announcements regarding the REIT Conversion on the market price of the Company’s common stock, the possibility that the anticipated benefits of the REIT Conversion will not be realized, or will not be realized within the expected time period, the inability to meet expectations regarding the accounting and tax treatments of the REIT Conversion, the possibility that the REIT Conversion may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, the impact on us of complying with requirements to qualify as a real estate investment trust under the Internal Revenue Code (the “Code”), the impact of issuing equity, debt or both to satisfy the Code requirement to distribute pre-real estate investment trust earnings and profits and other costs incident to effectuating our plan to so qualify, the impact of the amount and timing of any future distributions by the Company and/or the REIT, the impact of covenants that could prevent us from satisfying the distribution requirements under the Code that must be met in order for us to so qualify, our lack of experience operating as an entity that so qualifies, legislative, administrative, regulatory or other actions affecting real estate investment trusts, including positions taken by the Internal Revenue Service, our ability to achieve our strategic goals, changes in the market price of the REIT’s common stock following the REIT Conversion, our ability to complete non-core asset dispositions, the impact to our deferred tax liability balance if we qualify as a real estate investment trust under the Code, the state of the economy and financial markets generally and the effect on our industry, and the market for our common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, as updated by annual, quarterly and other reports and documents that we file with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

The exhibits set forth in the Exhibit Index to this Current Report on Form 8-K are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	November 23, 2015	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description
4.1	—
Second Supplemental Indenture to the Indenture dated as of October 26, 2009, with respect to Forest City Enterprises, Inc.’s (the “Company”) 5.00% Convertible Senior Notes due 2016 (the “5.00% Notes”), effecting, as of December 31, 2015, Forest City Realty Trust Inc.’s assumption of all of the Company’s obligations with respect to the 5.00% Notes.

4. 2	—
Second Supplemental Indenture to the Indenture dated as of July 19, 2011, with respect to Forest City Enterprises, Inc.’s (the “Company”) 4.25% Convertible Senior Notes due 2018 (the “4.25% Notes”), effecting, as of December 31, 2015, Forest City Realty Trust Inc.’s assumption of all of the Company’s obligations with respect to the 4.25% Notes.

4.3	—
First Supplemental Indenture to the Indenture dated as of July 19, 2013, with respect to Forest City Enterprises, Inc.’s (the “Company”) 3.625% Convertible Senior Notes due 2020 (the “3.625% Notes”), effecting, as of December 31, 2015, Forest City Realty Trust Inc.’s assumption of all of the Company’s obligations with respect to the 3.625% Notes.

10.1	—
Credit Agreement, dated as of November 17, 2015, by and among Forest City Enterprises, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Bank of America, N.A. and PNC Bank, National Association as Swing Line Lenders and L/C Issuers, PNC Bank, National Association as Syndication Agent, Citibank N.A., KeyBank National Association and The Bank of New York Mellon, as Co-Documentation Agents, and the various lenders party thereto.

10.2	—	Form of Indemnification Agreement.
10.3	—	David J. LaRue’s Employment Agreement, effective as of January 1, 2016.
10.4	—	Robert G. O’Brien’s Employment Agreement, effective as of January 1, 2016.
10.5	—	James A. Ratner’s Employment Agreement, effective as of January 1, 2016.
10.6	—	Ronald A. Ratner’s Employment Agreement, effective as of January 1, 2016.
10.7	—	David J. LaRue’s Death Benefit Agreement, effective as of January 1, 2016.
10.8	—	Robert G. O’Brien’s Death Benefit Agreement, effective as of January 1, 2016.
10.9	—
Assignment and Assumption Agreement, effective as of 11:59 p.m. on December 31, 2015, by and between Forest City Enterprises, Inc. (the “Company”) and Forest City Realty Trust Inc. (the “REIT”) regarding the REIT’s assumption of all equity compensation plans sponsored and maintained by the Company.

10.10	—
Assignment and Assumption Agreement, effective as of 11:59 p.m. on December 31, 2015, by and between Forest City Enterprises, Inc. (the “Company”) and Forest City Employer, LLC (“FCE EmployerCo”) regarding FCE EmployerCo’s assumption of nonqualified deferred compensation plans, cash-based incentive plans and 401(k) plan sponsored and maintained by the Company.

10.11	—	Forest City Realty Trust, Inc. 1994 Stock Plan.
10.12	—	Form of Stock Option Agreement.
10.13	—	Form of Restricted Stock Agreement.
10.14	—	Form of Performance Shares Agreement.
10.15	—	Forest City Realty Trust, Inc. Deferred Compensation Plan for Nonemployee Directors.
10.16	—	Forest City Realty Trust, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors.
10.17	—	First Amendment to the 401(k) Plan (n/k/a Forest City Employer, LLC 401(k) Employee Savings Plan & Trust I).
10.18	—	Forest City Employer, LLC Deferred Compensation Plan for Executives.
10.19	—	Forest City Employer, LLC 2005 Deferred Compensation Plan for Executives.

10.20	—	Forest City Employer, LLC Unfunded Nonqualified Supplemental Retirement Plan for Executives.
10.21	—	Forest City Employer, LLC Executive Short-Term Incentive Plan.
10.22	—	Forest City Employer, LLC Executive Long-Term Incentive Plan.
10.23	—	Forest City Employer, LLC Senior Management Short-Term Incentive Plan.
10.24	—	Forest City Employer, LLC Senior Management Long-Term Incentive Plan.
99.1	—	Press Release, dated November 19, 2015.